UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On April 8, 2013, Pharmacyclics, Inc. (the “Company”) announced results from a Phase II trial of the investigational oral agent ibrutinib which demonstrated rapid and sustained disease control as a monotherapy in untreated, relapsed and refractory chronic lymphocytic leukemia (CLL) patients, irrespective of characteristics that predict poor outcomes to chemoimmunotherapy. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, this study was discussed on April 8, 2013 at the American Association for Cancer Research (AACR) annual meeting in Washington, DC.  A copy of the presentation entitled Potent single agent activity of Ibrutinib (PCI-32765) in patients with chronic lymphocytic leukemia (CLL): clinical and translational results from an ongoing phase II study, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 8, 2013.
99.2	Potent single agent activity of Ibrutinib (PCI-32765) in patients with chronic lymphocytic leukemia (CLL): clinical and translational results from an ongoing phase II study oral presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

April 8, 2013

PHARMACYCLICS, INC.

By:	/s/ Joshua T. Brumm
Name:
	Title:	Executive Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 8, 2013.
99.2	Potent single agent activity of Ibrutinib (PCI-32765) in patients with chronic lymphocytic leukemia (CLL): clinical and translational results from an ongoing phase II study oral presentation.